Exhibit 99.2

POST OFFICE BOX 787 LEBANON, TENNESSEE 37088-0787

Investor Contact:	Diana S. Wynne
Senior Vice President, Corporate Affairs
(615) 443-9837

Media Contact:	Julie K. Davis
Director, Corporate Communications
(615) 443-9266

CRACKER BARREL OLD COUNTRY STORE, INC. DECLARES QUARTERLY DIVIDEND

LEBANON, Tenn. – February 24, 2009 – Cracker Barrel Old Country Store, Inc. (Nasdaq: CBRL) today announced that the Board of Directors has declared a regular dividend to common shareholders of $0.20 per share, payable on May 5, 2009 to shareholders of record on April 17, 2009.

Headquartered in Lebanon, Tennessee, Cracker Barrel Old Country Store, Inc. presently operates 588 Cracker Barrel Old Country Store® restaurants and gift shops located in 41 states.
CBRL-F
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